Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Avenue Therapeutics, Inc.
Bay Harbor Islands, FL

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-267206), Form S-3 (No. 333-259850 and No. 333-261520) and Form S-8 (No. 333-219972, No. 333-261710, and No. 333-269689) of Avenue Therapeutics, Inc. of our report dated March 25, 2022, relating to the financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, NY

March 31, 2023